Exhibit 5.1

May 15, 2024

Permian Resources Corporation

300 N. Marienfeld St., Suite 1000

Midland, Texas 79701

Ladies and Gentlemen:

We have acted as counsel for Permian Resources Corporation, a Delaware corporation (the “Company”), with respect to certain legal matters in connection with the registration by the Company under the Securities Act of 1933 (the “Securities Act”) of the offer and sale by Jeffrey H. Tepper (the “Subject Selling Stockholder”), a holder of the Company’s Class A common stock, par value $0.0001 per share (“Class A Common Stock”), of an aggregate 65,000 shares of Class A Common Stock (the “Shares”), pursuant to the Underwriting Agreement, dated May 13, 2024 (the “Underwriting Agreement”), by and among the Company, the selling stockholders thereunder, including the Subject Selling Stockholder, and Goldman Sachs & Co. LLC as underwriter (the “Underwriter”).

The Shares have been offered for sale pursuant to a prospectus supplement, dated May 13, 2024 (the “Prospectus Supplement”), and filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) on May 15, 2024, to a prospectus dated November 8, 2023 (such prospectus, as amended and supplemented by the Prospectus Supplement, the “Prospectus”) that constitutes a part of the Company’s Registration Statement on Form S-3ASR (Registration No. 333-275405), filed with the Commission on November 8, 2023 (the “Registration Statement”), which Registration Statement became immediately effective upon filing with the Commission.

We have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement; (ii) the Prospectus forming a part of the Registration Statement; (iii) the Fourth Amended and Restated Certificate of Incorporation of the Company and the Second Amended and Restated Bylaws of the Company; (iv) certain resolutions adopted by the Board of Directors of the Company relating to the Prospectus Supplement, the Prospectus, the Registration Statement and related matters; and (v) such other certificates, statutes and other instruments and documents as we considered appropriate for purposes of the opinion hereafter expressed.

As to any facts material to our opinion contained herein, we have made no independent investigation of such facts and have relied, to the extent that we deem such reliance proper, upon certificates from officers of the Company and other representatives of the Company, and upon certificates of public officials.

Vinson & Elkins LLP Attorneys at Law Austin Dallas Dubai Houston London Los Angeles New York Richmond San Francisco Tokyo Washington	845 Texas Avenue, Suite 4700 Houston, TX 77002 Tel +1.713.758.2222 Fax +1.713.758.2346 velaw.com

May 15, 2024

In rendering the opinion set forth below, we have assumed that (i) all information contained in all documents reviewed by us is true and correct; (ii) all signatures on all documents examined by us are genuine; (iii) all documents submitted to us as originals are authentic and all documents submitted to us as copies conform to the originals of those documents; (iv) each natural person signing any document reviewed by us had the legal capacity to do so; (v) each person signing in a representative capacity (other than on behalf of the Company) any document reviewed by us had authority to sign in such capacity; (vi) the Registration Statement, and any amendments thereto (including post-effective amendments), is effective and complies with all applicable laws; (vii) the Company has timely filed all necessary reports pursuant to the Securities Exchange Act of 1934; (viii) the Prospectus Supplement complies with all applicable laws; (ix) all Shares have been sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the Prospectus and any applicable prospectus supplement; and (x) the Underwriting Agreement has been duly authorized and validly executed and delivered by selling stockholders thereunder, including the Subject Selling Stockholder, and the Underwriter. We express no opinion as to the requirements of or compliance with federal or state securities laws or regulations.

Based upon and subject to the foregoing, it is our opinion that the Shares are validly issued, fully paid and nonassessable.

The opinion expressed in this letter is limited to the General Corporation Law of the State of Delaware and the federal laws of the United States of America as in effect on the date hereof, and we undertake no duty to update or supplement the foregoing opinion to reflect any facts or circumstances that may hereafter come to our attention or to reflect any changes in any law that may hereafter occur or become effective. We do not express any opinion as to the laws of any other jurisdiction.

We hereby consent to the filing of this opinion as an exhibit to a Current Report on Form 8-K. We also consent to the reference to this firm under the heading “Legal Matters” in the Prospectus. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act.

We disclaim any duty to advise you regarding any changes in, or otherwise communicate with you with respect to, the matters addressed herein.

Very truly yours,

/s/ Vinson & Elkins L.L.P.